EXHIBIT 99.1
                                  PRESS RELEASE

                   Penn Octane Corporation Announces Filing of
                    Amended Registration Statement on Form 10
                        by Rio Vista Energy Partners L.P.


PALM DESERT, CA - AUGUST 26, 2004. Penn Octane Corporation (NASDAQ: POCC), announced today that, in connection with its proposed spin-off ("Spin-Off") to its common stockholders of the common units of Rio Vista Energy Partners L.P. ("Rio Vista"), Rio Vista has today filed with the Securities and Exchange Commission ("SEC") an amended registration statement on Form 10. As indicated in the amended Form 10, subject to completion of the registration statement by Rio Vista and final review of the Form 10 by the SEC, the Spin-Off is expected to be completed on or about September 30, 2004.

Penn Octane's schedule regarding the completion of the Spin-Off is only its expectation regarding this matter. The completion of the Spin-Off is subject to various conditions, including final approval of Penn Octane's board of directors and other conditions that are detailed in the Form 10. The Form 10, including the exhibits that were filed as part of the Form 10, provides greater detail with respect to these conditions.

Please refer to the Form 10 filed today by Rio Vista and the Form 10-Q/A filed on July 23, 2004 by Penn Octane for more information concerning the Spin-Off.

About  Penn  Octane  Corporation

Penn Octane is a leading supplier of Liquefied Petroleum Gas (LPG) to Northeastern Mexico. Penn Octane leases a 132-mile, six-inch pipeline which connects from a pipeline in Kleberg County, Texas to its terminal in Brownsville, Texas, which historically served as a trans-shipment point for truck delivery to Mexico. Until the Spin-Off is consummated, the Company will continue to own and operate a 21-mile pipeline which connects the terminal in Brownsville to a storage and distribution terminal in Matamoros, Tamaulipas, Mexico. The Company also utilizes a 12-inch propane pipeline which connects certain gas plants in Corpus Christi, Texas to its pipeline in Kleberg County, Texas. The Company's network is further enhanced by the 155 miles of pipeline it has rights to use to transport LPG to and from its storage facility of 500,000 barrels in Markham, Texas that enhances the Company's ability to bring LPG to Northeastern Mexico. The Company has recently begun operations of its gasoline and diesel fuel reseller business. By allocating portions of certain pipeline and terminal space located in California, Arizona, Nevada and Texas to the Company, the Company is able to sell gasoline and diesel fuel at rack loading terminals and through bulk and transactional exchanges.


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Forward-Looking  Statements

Certain of these statements in this news release are forward-looking statements, including statements related to the Spin-Off and the gasoline and diesel fuel reseller business. Although these statements reflect the Company's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially from expectations. These risks include final SEC review of the Rio Vista Form 10, obtaining necessary third-party approvals required in connection the transfer of assets contemplated by the Spin-Off, lower than expected demand for products, and the ability of the Company to continue to receive allocation of pipeline and terminal space. In addition, there is a risk that the Company may not be able to obtain adequate financing to finance the purchase of these products or obtain the required permits. Any delay in obtaining necessary regulatory and third-party approvals in connection with the Spin-Off could delay the completion of the Spin-Off. If the Company is not able to obtain adequate financing or continue to generate sales of its gasoline and diesel products at profitable levels, the Company would suffer material adverse consequences to its reseller business which may impact the Company's financial condition and results of operations. Additional information regarding risks affecting our business may be found in our most recent report on Form 10-Q and Form 10-K and the Rio Vista Form 10.


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